UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

ALBANY MOLECULAR RESEARCH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35622	14-1742717

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Corporate Circle Albany, NY	12212

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below) :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Notes and the Indenture

On November 25, 2013, Albany Molecular Research, Inc. (the "Company") completed its private offering of $130 million aggregate principal amount of the Company's 2.25% Cash Convertible Senior Notes due 2018 (the "Notes") issued pursuant to an indenture, dated as of November 25, 2013 (the "Indenture"), between the Company and Wilmington Trust, National Association, as trustee.  The Notes bear interest at a rate of 2.25% per year, payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2014. The Notes will mature on November 15, 2018, unless earlier repurchased or converted into cash in accordance with their terms prior to such date.  The Notes were offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act").

The net proceeds from the sale of the Notes were approximately $125.8 million, after deducting the initial purchasers' discounts and commissions and the estimated offering expenses payable by the Company.  The Company used $9.1 million of the net proceeds from the sale of the Notes to pay the cost of the cash convertible note hedge transactions described below (after such cost was partially offset by the proceeds to the Company from the sale of warrants in the warrant transactions described below), and the Company intends to use the remainder of the net proceeds from the sale of the Notes for working capital and other general corporate purposes, including to fund possible acquisitions of, or investments in, complementary businesses, products, services, technologies and capital expenditures.

The Notes are not convertible into the Company's common stock or any other securities under any circumstances. Holders may convert their Notes solely into cash at their option at any time prior to the close of business on the business day immediately preceding May 15, 2018 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2013 (and only during such calendar quarter), if the last reported sale price of the Company's common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company's common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after May 15, 2018 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes solely into cash at any time, regardless of the foregoing circumstances. Upon conversion, in lieu of receiving shares of the Company's common stock, a holder will receive, per $1,000 principal amount of Notes, an amount in cash equal to the settlement amount, determined in the manner set forth in the Indenture.

The initial conversion rate is 63.9844 shares of the Company's common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $15.63 per share of common stock). The conversion rate is subject to adjustment in some events as described in the Indenture but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, the Company has agreed to pay a cash make-whole premium by increasing the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances as described in the Indenture.

The Company may not redeem the Notes prior to the maturity date, and no sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), subject to certain conditions described in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture provides for customary terms and covenants, including that upon certain events of default, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the unpaid principal amount of the Notes and accrued and unpaid interest, if any, thereon immediately due and payable.  In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of the Notes together with accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

The Notes are the Company's senior unsecured obligations and rank senior in right of payment to any of the Company's future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company's unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company's secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness, other liabilities (including trade payables) and preferred stock of the Company's subsidiaries.

The Notes will not be registered under the Securities Act.  The Notes may not be offered and sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the Indenture and the Form of 2.25% Cash Convertible Senior Note due 2018, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Cash Convertible Note Hedge and Warrant Transactions

In connection with the pricing of the Notes, on November 19, 2013, the Company entered into cash convertible note hedge transactions relating to a notional number of shares of the Company's common stock underlying the Notes to be issued by the Company with JPMorgan Chase Bank, National Association, London Branch and Morgan Stanley & Co. International plc (the "Option Counterparties"). On November 19, 2013, the Company also entered into separate warrant transactions with each of the Option Counterparties initially relating, in the aggregate, to a notional number of shares of the Company's common stock underlying the note hedge transactions. The cash convertible note hedge transactions are intended to offset cash payments due upon any conversion of the Notes. However, the warrant transactions could separately have a dilutive effect to the extent that the market price per share of the Company's common stock (as measured under the terms of the warrant transactions) exceeds the applicable strike price of the warrants. The initial strike price of the warrants is $18.9440 per share, which is 60% above the last reported sale price of the Company's common stock of $11.84 on November 19, 2013.

Aside from the initial payment of a premium to the Option Counterparties, the Company is not required to make any cash payments to the Option Counterparties under the cash convertible note hedge transactions and will be entitled to receive from the Option Counterparties an amount of cash, generally equal to the amount by which the market price per share of common stock exceeds the strike price of the cash convertible note hedge transactions during the relevant valuation period. The strike price under the cash convertible note hedge transactions is initially equal to the conversion price of the Notes. Additionally, if the market price per share of the Company's common stock, as measured under the warrant transactions, exceeds the strike price of the warrants during the measurement period at the maturity of the warrants, the Company will be obligated to issue to the Option Counterparties a number of shares of the Company's common stock in an amount based on the excess of such market price per share of the Company's common stock over the strike price of the warrants. The Company will not receive any proceeds if the warrants are exercised.

The foregoing description of the cash convertible note hedge transactions and warrant transactions is qualified in its entirety by reference to the call option transaction confirmations relating to the convertible note hedge transactions and the warrant confirmations relating to the warrant transactions with each of the Option Counterparties, which are filed as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, on November 19, 2013, the Company entered into warrant transactions with each of the two Option Counterparties. Pursuant to these warrant transactions, the Company issued 8,317,972 warrants with a strike price of $18.9440 per share. The number of warrants and the strike price are subject to adjustment under certain circumstances described in the warrant confirmations. The Company offered and sold the warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither the warrants nor the underlying shares of common stock (issuable in the event the market price per share of the common stock exceeds the strike price of the warrants on the date the warrants are exercised) have been registered under the Securities Act. Neither the warrants nor such underlying shares of common stock may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of November 25, 2013, by and between Albany Molecular Research, Inc. and Wilmington Trust, National Association

4.2	Form of 2.25% Cash Convertible Senior Note due 2018 (included in Exhibit 4.1)

10.1	Call Option Transaction Confirmation, dated as of November 19, 2013, between Albany Molecular Research, Inc. and JPMorgan Chase Bank, National Association, London Branch

10.2	Call Option Transaction Confirmation, dated as of November 19, 2013, between Albany Molecular Research, Inc. and Morgan Stanley & Co. International plc

10.3	Base Warrants Confirmation, dated as of November 19, 2013, between Albany Molecular Research, Inc. and JPMorgan Chase Bank, National Association, London Branch

10.4	Base Warrants Confirmation, dated as of November 19, 2013, between Albany Molecular Research, Inc. and Morgan Stanley & Co. International plc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY MOLECULAR RESEARCH, INC.

By:	/s/ Michael M. Nolan
Name: Michael M. Nolan
Title: Vice President, Chief Financial Officer and Treasurer

Date:  November 25, 2013

EXHIBIT INDEX

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of November 25, 2013, by and between Albany Molecular Research, Inc. and Wilmington Trust, National Association

4.2	Form of 2.25% Cash Convertible Senior Note due 2018 (included in Exhibit 4.1)

10.1	Call Option Transaction Confirmation, dated as of November 19, 2013, between Albany Molecular Research, Inc. and JPMorgan Chase Bank, National Association, London Branch

10.2	Call Option Transaction Confirmation, dated as of November 19, 2013, between Albany Molecular Research, Inc. and Morgan Stanley & Co. International plc

10.3	Base Warrants Confirmation, dated as of November 19, 2013, between Albany Molecular Research, Inc. and JPMorgan Chase Bank, National Association, London Branch

10.4	Base Warrants Confirmation, dated as of November 19, 2013, between Albany Molecular Research, Inc. and Morgan Stanley & Co. International plc